Exhibit 4 – Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF

NEVADA

NUMBER		SHARES
COMMON STOCK

PALAYAN RESOURCES, INC.

COMMON STOCK 300,000,000 AUTHORIZED, $.001 PAR VALUE

     CUSIP –

THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

PALAYAN RESOURCES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at

_____________________________ this _____________________________day of _____________________________A.D. _____________________________. ____________________

Palayan Resources, Inc.	Joel Dulatre Cortez		Mark Christian Soo

Seal	President	&	Secretary

Nevada

Transfer Agent:

Shares _____________________________ Each